EXHIBIT 23.1



           Consent of PricewaterhouseCoopers LLP, Independent Auditors


         We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to certain option grants made by SoftNet Systems. Inc. to employees and consultants of the Company, of our report dated December 1, 1998, except for Note 18 which is dated January 13, 1999, with respect to the consolidated financial statements of SoftNet Systems, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended September 30, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission. We hereby further consent to the incorporation by reference of our report on Intelligent Communications, Inc. Financial Statements dated February 9, 1999 which is incorporated by reference in SoftNet Reports on Form 8-K/A filed with the Commission on February 26, 1999 and March 12, 1999.


                                                PRICEWATERHOUSECOOPERS LLP

                                                /s/ PRICEWATERHOUSECOOPERS LLP


August 5, 1999
San Jose, California